UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 4, 2003

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000
(Registrant’s Telephone Number, Including Area Code)

FORM 8-K

Item 5. Other Events and Regulation FD Disclosure.

As previously disclosed in the Company’s prior filings with the Securities and Exchange Commission, the Company's Telcordia subsidiary instituted arbitration on May 11, 2001 seeking damages of approximately $130,000,000 from Telkom South Africa (“Telkom”) as a result of a contract dispute. Telkom filed counterclaims seeking repayment of approximately $97,000,000 paid to Telcordia under the contract, $234,000,000 for the estimated excess costs of reprocuring a replacement system, and unspecified damages for other claims. In a Partial Award dated as of September 27, 2002, the arbitrator dismissed the counterclaims of Telkom and found that Telkom repudiated the contract. Telkom submitted an application to the South African High Court requesting that the High Court set aside the Partial Award, dismiss the English Arbitrator and the International Court of Arbitration, and submit the dispute to a new arbitration panel comprised entirely of South Africans.  On November 27, 2003, the South African High Court granted the relief requested by Telkom and ordered Telcordia to pay Telkom’s legal costs for the High Court action.  Telcordia intends to appeal the South African High Court’s decision.  Due to the complex nature of the legal, factual and political considerations involved and the uncertainty of litigation in general, the outcome of the arbitration and the related court actions are not presently determinable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: December 4, 2003	By	/S/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President,
General Counsel and Secretary